UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                    SCHEDULE 14A
                                   (RULE 14a-101)

                        INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant	  [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement				[  ]	Confidential, for
Use of the Commission
only (as permitted by
Rule 14a-6(e)(2))
[  ]	Definitive Proxy Statement
[  ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to Rule 14a-12

	                          ZACHARY BANCSHARES, INC.
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                     Name of Registrant as Specified in Its Charter)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                      (Name of Person(s) Filing Proxy Statement,
                            if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[  ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[  ]	Fee paid previously with preliminary materials.
[  ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:


                                  Zachary Bancshares, Inc.
                                      P.O. Box 497
                                   Zachary, La. 70791



                                    November 1, 2002




Dear Shareholder of Zachary Bancshares, Inc.:

	Several years ago, as a result, principally, of distributions of shares to heirs of deceased shareholders, the number of Zachary Bancshares, Inc. ("ZBI") shareholders increased to above 500. With that increase in number of shareholders, ZBI was required to register its stock under federal securities laws. With registration came the requirement for significant expense and management attention each year to comply with reporting requirements under the securities laws. As a result of recent highly publicized scandals involving several large, public companies, the U.S. Congress and the Securities and Exchange Commission are dramatically increasing these reporting obligations, and the expense and time demands on management for compliance will correspondingly increase.

	In order to eliminate the expense and management time demands, the Board of Directors has authorized, subject to shareholder approval, a transaction referred to as "going private," that will result in termination of the registration of the ZBI common stock by reduction in the number of shareholders to approximately 250.
	The reduction will be accomplished in a transaction in which each share of common stock owned on November 1, 2002, by any holder of fewer than 150 shares, will be purchased by ZBI for $70.00 per share. For purposes of determining shares subject to repurchase, all shares held by spouses in community will be aggregated and counted as held by one person. Purchases or sales of shares of the ZBI common stock by any shareholder on or after November 1, 2002, will have no effect on determination of the shares that are subject to purchase by ZBI or the price paid for those shares, or the shares that will remain outstanding after the transaction. Because a large number of individuals hold only a few shares each, the repurchase of shares will reduce the number of shareholders from over 600 to approximately 250, while only reducing the number of outstanding shares by approximately 10%. As noted above, the proposed transaction is subject to shareholder approval and will not be consummated until, and only if, such approval is obtained.

	The description of this proposed transaction is for informational purposes only and shall not constitute the solicitation of a proxy.

                        ADDITIONAL INFORMATION AND WHERE TO FIND IT






	ZBI plans to mail to each shareholder a proxy statement containing information about the proposed "going private" transaction. Shareholders are advised to read the proxy statement carefully when it becomes available because it will contain important information about the proposed transaction, the persons soliciting proxies and their interests in the transaction, and related matters. Shareholders may obtain free copies of the proxy statement (when available) and other documents filed by ZBI at the Securities and Exchange Commission's website at http://www.sec.gov.

	Free copies of the proxy statement will also be available from ZBI by directing requests to the attention of Mr. W. Ed Canning, Secretary, Post Office Box 497, Zachary, Louisiana 70791-0497.

                         INFORMATION CONCERNING PARTICIPANTS

	ZBI and its directors and executive officers may solicit proxies from ZBI's shareholders in favor of approval of the proposed "going private" transaction. For more information regarding the security holdings of these participants, please refer to ZBI's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

						Sincerely,

	                              /s/Russell Bankston, Chairman of the Board


                                    /s/Harry S. Morris, Jr., President